SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 10, 2001
                                                   ---------------

                          Executive Help Services, Inc.
                          -----------------------------
             (Exact name of registrant as specified in its charter)



         Delaware                       000-28717                 88-0420405
         --------                       ---------                 ----------
(State or other jurisdiction    (Commission File Number)        (IRS Employer
of incorporation)                                         Identification Number)

13370 Kirkham Way, Poway, California                               92064
------------------------------------                               -----
(Address of principal executive offices)                        (Zip Code)



Registrant's telephone number, including area code 619-692-2571
                                                   ------------


         (Former name or former address, if changed since last report.)



ITEM 1. Changes in Control of Registrant.

None.

ITEM 2.  Acquisition or Disposition of Assets.

None.

ITEM 3. Bankruptcy or Receivership.

None.

ITEM 4.  Changes in Registrant's Certifying Accountant.

None.

ITEM 5.  Other Events.

     The boards of directors of the Company and AdZone Interactive, Inc. ("AdZone") have completed a business combination and the shareholders of both companyies have approved the combination on August 10, 2001. The Company will acquire all of the issued and outstanding shares of AdZone in exchange for the issuance to AdZone's shareholders of 18 million shares of common stock of the Company.

     For the first thirty-six months following the approval of the shareholders, the board of the Company will consist of three members designated by AdZone stockholders (Charles Cardona, John Cardona, and Warren Hamburger, initially) and two designated by the Company's stockholders (Russell Ivy and Terry Neild, initially). Alan M. Smith, Secretary of the Company, has agreed to resign from his positions as officer and director effective as of the signing of the merger agreement between the parties.

         In conjunction with the merger, the name of the Company will be changed to AdZone Research, Inc.

     The audited financial statements will be filed separately within sixty (60) days from the submission of this form.

ITEM 6.  Resignations of Registrant's Director's

None.

ITEM 7.  Financial Statements and Exhibits.

Agreement and Plan of Reorganization is attached.

ITEM 8.  Change in Fiscal Year.

None.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                             /s/ Charles Cardona
                                                                 Charles Cardona
                                                                        Chairman


Dated:  September 21, 2001